UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 12, 2006

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 12, 2006, Google Inc. issued a press release announcing a new program that will enable employees to sell vested stock options. Under the new Transferable Stock Option (TSO) program, Google employees will be able to sell their vested stock options to participating financial institutions in an online auction as an alternative to the traditional method of exercising options and selling shares. The press release is attached to this Form 8-K as Exhibit 99.1. In addition, attached as Exhibit 99.2 to this Form 8-K are a posting to the Google Blog about the TSO program and other documents linked to from the blog posting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 12, 2006.

99.2.1	Posting to the Google Blog on December 12, 2006 (the “Blog Posting”).

99.2.2	“The Market for TSOs” – linked to from the Blog Posting.

99.2.3	“Google Employees Tom and Sally” – linked to from the Blog Posting.

99.2.4	“Accounting for TSOs” – linked to from the Blog Posting.

99.2.5	“Google Transferable Stock Options Program – Questions and Answers” – linked to from the Blog Posting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: December 13, 2006	/s/Eric Schmidt
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 12, 2006.

99.2.1	Posting to the Google Blog on December 12, 2006 (the “Blog Posting”).

99.2.2	“The Market for TSOs” – linked to from the Blog Posting.

99.2.3	“Google Employees Tom and Sally” – linked to from the Blog Posting.

99.2.4	“Accounting for TSOs” – linked to from the Blog Posting.

99.2.5	“Google Transferable Stock Options Program – Questions and Answers” – linked to from the Blog Posting.